Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

To the Management of
Theravance Biopharma, Inc.

We have audited the accompanying special purpose financial statements of the VIBATIV Product Line (“VIBATIV”) of Theravance Biopharma, Inc. (the "Company"), which comprise the special purpose statement of assets acquired and liabilities assumed as of December 31, 2017, and the related special purpose statement of revenue and direct expenses for the year then ended.
Management’s Responsibility for the Special Purpose Financial Statements
Management is responsible for the preparation and fair presentation of the special purpose financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the special purpose financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the special purpose financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the VIBATIV Product Line of Theravance Biopharma, Inc. as of December 31, 2017, and its revenue and direct expenses for the year then ended in conformity with U.S. generally accepted accounting principles.
Emphasis of Matter
The accompanying special purpose financial statements were prepared in connection with the Company’s transaction related to the VIBATIV Product Line and, as described in Note 1, were prepared in accordance with an SEC waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose financial statements are not intended to be a complete presentation of the financial position or results of operations of the VIBATIV Product Line of Theravance Biopharma, Inc. Our opinion is not modified with respect to this matter.
/s/ Ernst & Young LLP
San Jose, California
January 11, 2019

VIBATIV® PRODUCT LINE OF THERAVANCE BIOPHARMA, INC.
Special Purpose Statement of Assets Acquired and Liabilities Assumed

December 31, 2017
Assets acquired
Current assets:
Inventories	$16,621,000
Total assets acquired	16,621,000

Liabilities assumed
Current liabilities:
Other accrued liabilities	900,000
Deferred revenue	5,000
Total current liabilities assumed	905,000
Deferred revenue	584,000
Other long-term liabilities	1,350,000
Total liabilities assumed	2,839,000
Net assets acquired	$13,782,000
 See accompanying notes to special purpose financial statements.

 VIBATIV® PRODUCT LINE OF THERAVANCE BIOPHARMA, INC.
Special Purpose Statement of Revenue and Direct Expenses

Year Ended December 31, 2017
Revenue
Product sales	$14,788,000
Revenue from collaborative arrangements	161,000
Total revenue	14,949,000

Direct expenses
Cost of goods sold	6,030,000
Research and development	29,990,000
Selling, general, and administrative	38,389,000
Total direct expenses	74,409,000
Excess of direct expenses over revenue	$(59,460,000)
 See accompanying notes to special purpose financial statements.

 VIBATIV® PRODUCT LINE OF THERAVANCE BIOPHARMA, INC.
Notes to Special Purpose Financial Statements

1.	Organization and Summary of Significant Accounting Policies

Theravance Biopharma, Inc. (“Theravance Biopharma”, the “Company”, or “we” and other similar pronouns) is a diversified biopharmaceutical company with the core purpose of creating medicines that help improve the lives of patients suffering from serious illness. VIBATIV® (the “VIBATIV Product”) is a once-daily dual-mechanism antibiotic approved in the US and certain other countries for difficult-to-treat infections.

On November 12, 2018, the Company completed the previously disclosed sale of its assets related to the manufacture, marketing and sale of VIBATIV to Cumberland Pharmaceutical Inc. (“Buyer”) pursuant to the Asset Purchase Agreement dated November 1, 2018 (the “APA”) by and among Theravance Biopharma Ireland Limited and Theravance Biopharma US, Inc. (collectively, “Sellers,” and each a direct or indirect wholly-owned subsidiary of the Company) and Buyer (the “Transaction”). At the closing of the Transaction, Sellers received $20.0 million in cash. Pursuant to the terms of the APA, an additional $5.0 million in cash will be paid by Buyer to Sellers on or before April 1, 2019.

Sellers retained financial responsibility for any liabilities relating to products sold prior to transaction closing, and the Buyer assumed financial responsibility for any liabilities relating to products sold on or after transaction closing.

Basis of Presentation

The accompanying special purpose financial statements (the “Financial Statements”) were prepared to present the net assets sold pursuant to the APA and the revenue and direct expenses related to the net assets sold. The Financial Statements will be included in an 8-K filing of the Buyer as required by Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirements, of the US Securities and Exchange Commission’s (“SEC”) Regulation S-X. The basis of preparation describes how these Financial Statements have been prepared.

The accompanying special purpose statements of assets acquired and liabilities assumed as of December 31, 2017 and of revenue and direct expenses for the year then ended of the Company’s VIBATIV Product represent an incomplete presentation of the Company’s assets, liabilities, revenues and expenses and are therefore not intended to represent the financial condition or results of operations of the Company. These Financial Statements are based upon the APA and relief from SEC Rule 3-05 obtained by the Buyer from the SEC. The statement of assets acquired and liabilities assumed only presents the assets acquired and liabilities assumed in accordance with the APA, and the statement of revenue and direct expenses presents only those revenues and estimated expenses related directly to the VIBATIV Product to be acquired. The statement of revenue and direct expenses excludes costs not directly involved with the revenue producing activity, such as interest and taxes. The funding and management of the Company’s operations (including the VIBATIV Product) are performed on a consolidated basis; accordingly, costs of funding the operations, including debt and related interest expense were not allocated to the VIBATIV Product. The Company also maintains its tax functions on a consolidated basis; accordingly, tax expense was not allocated to the VIBATIV Product. The Financial Statements were derived from the historical accounting records of the Company and were prepared in accordance with the basis of accounting described in these notes, which is in accordance with accounting principles generally accepted in the United States of America (US GAAP).

As the VIBATIV Product has historically been managed as a part of the Company and has not been accounted for on a stand-alone basis, it is not practicable to prepare complete financial statements, including these accompanying notes, related to the VIBATIV Product. As a result, these Financial Statements may not be indicative of the complete financial condition or results of operations of the VIBATIV Product on a stand-alone basis. In addition, certain costs and expenses presented in these special purpose financial statements have been allocated by the Company and the Sellers based on a specific identification basis or, when specific identification was not practicable, a proportional cost allocation method (primarily headcount), depending on the nature of the services rendered. The allocations and estimates used to derive the amounts in the statement of revenue and direct expenses are based in part on judgments and assumptions that the Company believes are reasonable, but may not necessarily be indicative of the costs that would have been incurred if the VIBATIV Product had been operated on a stand-alone basis for the periods presented.

Use of Management’s Estimates

The preparation of these Financial Statements requires management to make certain estimates and assumptions that affect the reported amounts of assets, revenue and expenses. Such estimates and assumptions are made in conformity with US GAAP. Actual outcomes and results could differ from these estimates and assumptions. These Financial Statements include allocations and estimates that are not necessarily indicative either of the costs and assets that would have resulted if the VIBATIV Product had been operated as a separate business, or of the future results of the VIBATIV Product. The Financial Statements presented are not indicative of the financial condition or results of operations of the VIBATIV Product going forward because of the omission of various operating expenses. We based our estimates on historical experience and other relevant assumptions that we believe to be reasonable under the circumstances.

Inventories

Inventories consist of raw materials, work‑in‑process and finished goods related to the production of the VIBATIV Product. Raw materials include the VIBATIV Product’s active pharmaceutical ingredient (“API”) and other raw materials. Work‑in‑process and finished goods include third‑party manufacturing costs and labor and indirect costs we incur in the production process. Included in inventories are raw materials and work‑in‑process that may be used as clinical products, which are charged to research and development (“R&D”) expense when consumed. In addition, under certain commercialization agreements, we may sell the VIBATIV Product packaged in unlabeled vials that are recorded in work‑in‑process. Inventories are stated at the lower of cost or net realizable value. We determine the cost of inventory using the average‑cost method for each manufacturing batch.

We assess our inventory levels each reporting period and write‑down inventory that is expected to be at risk for expiration, that has a cost basis in excess of its expected net realizable value and inventory quantities in excess of expected requirements. In evaluating the sufficiency of our inventory reserves or liabilities for firm purchase commitments, we also take into consideration our firm purchase commitments for future inventory production. If we were to decide to cancel our manufacturing commitment, such cancellation would trigger the payment of a cancellation fee. If we project to have excess inventories and that it would be more cost-efficient to pay the cancellation fee, we may accrue the cancellation fee as a liability. Our assessment of excess inventories, including future firm purchase commitments, requires management to utilize judgement in formulating estimates and assumptions that we believe to be reasonable under the circumstances. Actual results may differ from those estimates and assumptions. As of December 31, 2017, we accrued a $2.3 million liability related to excess inventory purchase commitments.

When we recognize a loss on such inventory or firm purchase commitments, it establishes a new, lower cost basis for that inventory, and subsequent changes in facts and circumstances will not result in the restoration or increase in that newly established cost basis. If inventory with a lower cost basis is subsequently sold, it will result in higher gross margin for those sales. In 2017, we recognized charges of $3.0 million arising from excess inventory.

Revenue Recognition

Revenue is recognized when the four basic criteria of revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Where the revenue recognition criteria are not met, we defer the recognition of revenue by recording deferred revenue until such time that all criteria are met.

Product Sales

We sell the VIBATIV Product in the US market by making the drug product available through a limited number of distributors, who sell the VIBATIV Product to healthcare providers. Title and risk of loss transfer upon receipt by these distributors. We recognize VIBATIV Product sales and related cost of product sales at the time title transfers to the distributors.

Product sales are recorded net of estimated government‑mandated rebates and chargebacks, distribution fees, estimated product returns and other deductions. Sales deductions are based on management’s estimates that consider payor mix in target markets, industry benchmarks and experience to date. We monitor inventory levels in the distribution channel, as well as sales of the VIBATIV Product by distributors to healthcare providers, using product‑specific data provided by the distributors. Product return allowances are based on amounts owed or to be claimed on related sales. These estimates take into consideration the terms of our agreements with customers, historical product returns of the VIBATIV Product, rebates or discounts taken, estimated levels of inventory in the distribution channel, the shelf life of the product, and specific known market events, such as competitive pricing and new product introductions. We update our estimates and assumptions each quarter, and if actual future results vary from our estimates, we may adjust these estimates, which could have an effect on product sales and earnings in the period of adjustment. The VIBATIV Product’s outstanding accounts receivable balances and reserves, as of November 12, 2018, were not acquired by the Buyer as part of the Transaction.

Sales Discounts: We offer cash discounts to certain customers as an incentive for prompt payment. We expect our customers to comply with the prompt payment terms to earn the cash discount. In addition, we offer contract discounts to certain direct customers. We estimate sales discounts based on contractual terms, historical utilization rates, as available, and our expectations regarding future utilization rates. We account for sales discounts by recognizing the discount as a reduction of revenue in the same period the related revenue is recognized.

Chargebacks and Government Rebates: For VIBATIV Product sales in the US, we estimate reductions to product sales for qualifying federal and state government programs including discounted pricing offered to Public Health Service (“PHS”), as well as government‑managed Medicaid programs. Our reduction for PHS is based on actual chargebacks that distributors have claimed for reduced pricing offered to such healthcare providers and our expectation about future utilization rates. Our accrual for Medicaid is based upon statutorily‑defined discounts, estimated payor mix, expected sales to qualified healthcare providers, and our expectation about future utilization. For qualified programs that can purchase our products through distributors at a lower contractual government price, the distributors charge back to us the difference between their acquisition cost and the lower contractual government price.

Distribution Fees: We have contracts with our distributors in the US that include terms for distribution‑related fees. We determine distribution‑related fees based on a percentage of the product sales price.

Product Returns: We offer our distributors a right to return product purchased directly from us, which is principally based upon the product’s expiration date. Our policy is to accept product returns during the six months prior to and twelve months after the product expiration date on product that had been sold to our distributors. Product return allowances are based on amounts owed or to be claimed on related sales. These estimates take into consideration the terms of our agreements with customers, historical product returns of the VIBATIV Product, rebates or discounts taken, estimated levels of inventory in the distribution channel, the shelf life of the product, and specific known market events, such as competitive pricing and new product introductions.

Collaborative Arrangements and Multiple‑Element Arrangements

The VIBATIV Product operations include licensing arrangements for specified territories. Revenue from non‑refundable, up‑front license or technology access payments under license and collaborative arrangements that are not dependent on any future performance by us is recognized when such amounts are earned. If we have continuing obligations to perform under the arrangement, such fees are recognized over the estimated period of continuing performance obligation. Where a portion of non‑refundable upfront fees or other payments received are allocated to continuing performance obligations under the terms of a collaborative arrangement, they are recorded as deferred revenue and recognized as revenue ratably over the term of our estimated performance period under the agreement.

Research and Development Expenses

Research and development expenses are recorded in the period that services are rendered or goods are received. Research and development expenses consist of salaries and benefits, laboratory supplies and facility costs, as well as fees paid to third parties that conduct certain research and development activities on behalf of us.

As part of the process of preparing financial statements, we are required to estimate and accrue research and development expenses. This process involves the following:

identifying services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual cost;

estimating and accruing expenses in our financial statements as of each balance sheet date based on facts and circumstances known to us at the time; and

periodically confirming the accuracy of our estimates with selected service providers and making adjustments, if necessary.

Examples of estimated research and development expenses that we accrue include:

fees paid to clinical research organizations (“CROs”) in connection with preclinical and toxicology studies and clinical studies;

fees paid to investigative sites in connection with clinical studies;

fees paid to contract manufacturing organizations (“CMOs”) in connection with the production of product and clinical study materials; and

professional service fees for consulting and related services.

We base our expense accruals related to clinical studies on our estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and CROs that conduct and manage clinical studies on our behalf. The financial terms of these agreements vary from contract to contract and may result in uneven payment flows. Payments under some of these contracts depend on factors, such as the successful enrollment of patients and the completion of clinical study milestones. Our service providers invoice us monthly in arrears for services performed. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If we do not identify costs that we have begun to incur or if we underestimate or overestimate the level of services performed or the costs of these services, our actual expenses could differ from our estimates.

Advertising Expenses

We expense the costs of advertising, including promotional expenses, as incurred. Advertising expenses were $3.2 million for the year ended December 31, 2017.

Fair Value of Share‑Based Compensation Awards

We use the Black‑Scholes‑Merton option pricing model to estimate the fair value of options granted under our equity incentive plans and rights to acquire shares granted under our employee share purchase plan (“ESPP”). The Black‑Scholes‑Merton option valuation model requires the use of assumptions, including the expected term of the award and the expected share price volatility. We use the “simplified” method as described in Staff Accounting Bulletin No. 107, Share‑Based Payment, to estimate the expected option term.

Share‑based compensation expense is calculated based on awards ultimately expected to vest and is reduced for actual forfeitures as they occur, as allowed under Accounting Standards Update (“ASU”) 2016-09, Compensation-Stock Compensation (Topic 718) (“ASU 2016‑09”). Prior to the adoption of ASU 2016-09 on January 1, 2017, forfeitures were estimated at the time of grant and revised, if necessary, in subsequent periods if the actual forfeitures differed from those estimates.

Compensation expense for purchases under the ESPP is recognized based on the fair value of the award on the date of offering.

Recently Issued Accounting Pronouncements Not Yet Adopted

Effective January 1, 2018, we will adopt ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09” or “Topic 606”). ASU 2014-09’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies may need to use more judgment and make more estimates than under the currently effective guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation. Since ASU 2014-09 was issued, several additional ASUs have been issued and incorporated within Topic 606 to clarify various elements of the guidance.

Our revenues are derived from collaborative arrangements and product sales. The consideration we are eligible to receive under collaborative arrangements includes upfront payments, research and development funding, milestone payments, and royalties. As part of our adoption efforts, we have completed the assessment of our collaboration agreements under Topic 606. We adopted Topic 606 in the first quarter of 2018 using the modified retrospective method which consists of applying and recognizing the cumulative effect of Topic 606 at the date of initial application and providing certain additional disclosures as defined per Topic 606. To reflect the impact of the adoption of Topic 606 on the VIBATIV Product, we recorded a cumulative adjustment related to one of the VIBATIV Product’s collaborative arrangements resulting in a decrease to the Company’s accumulated deficit by approximately $0.5 million, as of January 1, 2018. This cumulative adjustment was the result of the recognition of previously deferred revenue related to a deliverable under the collaborative arrangement.

We have evaluated other recently issued accounting pronouncements and do not believe that any of these pronouncements will have a material impact on these Financial Statements and related disclosures.

2.	Inventories

Inventory consists of the following:

December 31, 2017
Raw materials	$11,729,000
Work‑in‑process	66,000
Finished goods	4,826,000
Total inventories	$16,621,000

3.	Share‑Based Compensation

The Company has share-based compensation plans, and the allocation of the VIBATIV Product-related share‑based compensation expense included in the Financial Statements was as follows:

Year Ended December 31, 2017
Research and development	$2,071,000
Selling, general and administrative	4,679,000
Total share‑based compensation expense	$6,750,000

4.	Subsequent Events

As of December 31, 2017, we accrued a $2.3 million liability related to excess inventory purchase commitments based on our expected purchase obligations at the time. In the second quarter of 2018, we reversed the expense related to the $2.3 million purchase commitment liability due to the waiver of our minimum purchase commitment by our third-party manufacturer.